EXHIBIT 9(c)(13)

                                 FIRST AMENDMENT
                                     to the
                             PARTICIPATION AGREEMENT

This First Amendment, dated September 30, 1993 by and between The Union Central Life Insurance Company (the "Company") and Scudder Variable Life Investment Fund (the "Fund"), is as follows:

WHEREAS, the Company and the Fund are parties to a Participation Agreement dated February 18, 1992 (the "Agreement").

WHEREAS, the Company and the Fund now desire to modify the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1. Shares of the Fund shall be made available as an underlying investment medium for any separate account of the Company upon written notice duly given to the Fund in accordance with the terms of Section 10 of the Agreement.

      2.    The opening paragraph of the Agreement 15 hereby amended as follows:

                        PARTICIPATION AGREEMENT (the "Agreement") made by and
                  between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts and The Union Central Life Insurance Company, an Ohio corporation (the "Company"), with a principal place of business in Cincinnati, Ohio on behalf of the Carillon Account, a separate account of the Company, and any other separate account of the Company, as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 10 herein (each, an "Account")

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.


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                                    THE UNION CENTRAL LIFE INSURANCE COMPANY


                                    By: /s/ John F. Labmeier
                                        ------------------------------------
                                        Name:    John F. Labmeier
                                        Title:   [Illegible] Vice President


                                    SCUDDER VARIABLE LIFE INVESTMENT FUND


                                    By: David B. Watts
                                        ------------------------------------
                                        Name:    David B. Watts
                                        Title:   President


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